UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2014

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Agreement to Sell DivX and MainConcept Businesses

On March 28, 2014, Rovi Corporation (“Rovi”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”), with DivX LLC (“DivX”) and PCF Number 1, Inc. (“PCF”), pursuant to which Rovi will sell to PCF its entire interests in DivX and Rovi Taiwan Ltd. for up to $75 million in a combination of cash and additional payments based on the achievement of certain agreed-upon milestones, all as further detailed in the Unit Purchase Agreement.

The Unit Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Consummation of the unit sale is subject to satisfaction or waiver of customary closing conditions. Upon completion of the unit sale, Rovi will have sold its DivX and MainConcept businesses.

The foregoing description of the Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Unit Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

2.1	Unit Purchase Agreement dated March 28, 2014 by and among Rovi Corporation, DivX LLC and PCF Number 1, Inc.*

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: March 31, 2014	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel